Exhibit 99.1

New Senior Announces Second Quarter 2020 Results

NEW YORK--(BUSINESS WIRE)--August 7, 2020--New Senior Investment Group Inc. (“New Senior” or the “Company”) (NYSE: SNR) announced today its results for the quarter ended June 30, 2020.

SECOND QUARTER 2020 FINANCIAL HIGHLIGHTS

  Net loss of $3.3 million, or $(0.04) per diluted share
  Total net operating income (“NOI”) of $35.8 million
  Total same store cash NOI decreased 3.1% versus second quarter 2019
  Cash interest expense declined $3.3 million, or 18%, versus first quarter 2020
  Normalized Funds from Operations (“Normalized FFO”) of $14.3 million, or $0.17 per diluted share
  Adjusted Funds from Operations (“AFFO”) of $16.1 million, or $0.19 per diluted share
  Normalized Funds Available for Distribution (“Normalized FAD”) of $15.3 million, or $0.18 per diluted share
  Ended the quarter with $102.3 million of cash and cash equivalents on hand with no significant debt maturities until 2024

SECOND QUARTER 2020 & RECENT BUSINESS HIGHLIGHTS

  Despite declining occupancy and additional operating expenses related to COVID-19, the Company delivered solid second quarter 2020 cash NOI and AFFO per share results, which were above initial expectations at the onset of the pandemic
  Continued to work closely with our operators to ensure the safety and health of our residents and associates
  Operators began lifting restrictions across our portfolio in a phased approach and implemented new sales and operating strategies to minimize the impact of the ongoing pandemic
  Completed review of corporate G&A and put initiatives in place to reduce expenses
  Repaid $40 million of debt on the Company’s revolving credit facility during the second quarter 2020
  Provided revised expectations for full year 2020 based on first half 2020 results and latest trends
  Declared a dividend of $0.065 per common share for the second quarter 2020

Susan Givens, President & Chief Executive Officer of the Company commented, “We continue to be deeply appreciative of all the associates at our communities who have been working tirelessly to ensure the health, safety and well-being of our residents since the onset of COVID-19. Now more than ever, I am pleased by how our team and our operators have shown flexibility and resiliency, and how they have adapted to the challenges that have arisen. While the pandemic continues to have a significant impact on our business, we see features specific to our Independent Living properties which have resulted in lower occupancy losses and have allowed us to control expenses more tightly than we had originally expected. Specifically, we have seen our occupancy declines moderate following a rebound in lead and move-in trends in the last couple of months, and we have been able to achieve significant expense reductions which have more than offset the incremental costs incurred due to COVID-19. At the same time, we have also benefited significantly from the steep decline in LIBOR, which has lowered the overall cost of our floating rate debt.”

Givens continued, “The path of the pandemic remains uncertain, making it difficult for us to predict how the virus will continue to impact our residents, associates and community operations. Nonetheless, we continue to believe in the value that our communities provide to the middle market demographic, as well as the powerful long-term fundamentals of the overall senior housing industry. We remain committed to being as transparent as we can possibly be to our shareholders and we believe that we have enough information at this time to provide revised expectations for 2020 based on first half results and recent trends.”

SECOND QUARTER 2020 RESULTS

Dollars in thousands, except per share data
	For the Quarter Ended June 30, 2020			For the Quarter Ended June 30, 2019
	Amount	Per Basic Share	Per Diluted Share	Amount	Per Basic Share	Per Diluted Share
GAAP (Unaudited)
Net loss attributable to common stockholders	$(3,257)	$(0.04)	$(0.04)	$(10,185)	$(0.12)	$(0.12)

Non-GAAP(A)
NOI	$35,773	N/A	N/A	$35,711	N/A	N/A
FFO	13,525	0.16	0.16	10,692	0.13	0.13
Normalized FFO	14,300	0.17	0.17	12,118	0.15	0.14
AFFO	16,060	0.19	0.19	13,553	0.16	0.16
Normalized FAD (B)	15,272	0.19	0.18	11,186	0.14	0.13
(A) See end of press release for reconciliation of non-GAAP measures to net loss.
(B) Normalized FAD, which does not reflect debt principal payments and certain other outflows, does not represent cash available for distribution to shareholders.

SECOND QUARTER 2020 GAAP RESULTS

New Senior recorded a GAAP net loss of $3.3 million, or $(0.04) per diluted share, for the second quarter 2020, compared to a GAAP net loss of $10.2 million, or $(0.12) per diluted share, for the second quarter 2019. The year over year increase was primarily driven by the disposition of the AL/MC portfolio in February 2020.

SECOND QUARTER 2020 PORTFOLIO PERFORMANCE

	Same Store Cash NOI
	Properties	2Q 2019	2Q 2020	YoY
Managed Properties	102	$34,936	$33,758	(3.4%)
NNN Property	1	1,437	1,477	2.8%
Total Portfolio	103	$36,373	$35,234	(3.1%)

Total Portfolio	103	$36,373	$35,234	(3.1%)
COVID-19 Related Expenses	-	-	1,470	-
Total Portfolio Adjusted for COVID-19 Related Expenses	103	$36,373	$36,705	0.9%

SECOND QUARTER DIVIDEND

On August 3, 2020, the Company’s Board of Directors declared a cash dividend of $0.065 per share for the quarter ended June 30, 2020. The dividend is payable on September 18, 2020 to shareholders of record on September 4, 2020.

COVID-19 IMPACT ON THE COMPANY

The second quarter 2020 was the first full quarter that COVID-19 affected our financial results. We have outlined our observations of COVID-19’s impact on our results to date and potential future impacts below:

Overview

As of June 30, 2020, we owned a portfolio of 102 independent living (“IL”) communities and one continuing care retirement community (“CCRC”). We have approximately 10,500 residents across our 103 communities, which are managed by three different operators and one tenant.

Status of Our Communities

  All of our communities have remained open and operational since the start of the COVID-19 pandemic
  Over the past few months, our operators at certain of our communities began lifting some of the restrictions in a phased approach, based on the status of state and local regulations that affect the property as well as the status of any COVID-19 cases at the property
  As of August 5, 2020, 80 communities (78% of our portfolio) are in various recovery phases, which means that some of the restrictions that were initially put into place are now being relaxed or lifted. The recovery phases reintroduce group dining and activities, allow for visitors by appointment and onsite sales tours, etc.

Known Cases

  As of August 5, 2020, our operators reported 19 currently active cases across 10 communities (13 residents and 6 associates)
  To date, 45 total communities (44% of our portfolio) have reported at least one resident or associate case
    Of the 45 communities, only 14 have reported more than 3 cases
  56% of the communities in our portfolio have not reported a single resident or associate case to date

Occupancy

	Feb-20	Mar-20	Apr-20	May-20	Jun-20	Jul-20	Commentary
Ending Occupancy	88.7%	87.4%	86.2%	85.6%	84.9%	84.4%	2Q20 declined by 250bps from 1Q20; July trend improved, declining by only 50bps from June
Sequential Decline	-	(130bps)	(120bps)	(60bps)	(70bps)	(50bps)
  Leasing and lead volume trends in the second quarter 2020, and early observations for July, include:
    Leads have now increased for three consecutive months after hitting a low point in April; July increased 62% versus April and increased 6% versus June, but remained 20% below July 2019
    Move-ins continued to trend upward after hitting a low point in April; July increased 119% versus April and increased 29% versus June, but remained 15% below July 2019
    Move-outs also continued to trend upward after hitting a low point in April; July increased 28% versus April, increased 13% versus June, and increased 12% versus July 2019

Expenses

  In the second quarter 2020, operating expenses decreased 4.5% versus the first quarter 2020. Our operators were able to effectively reduce expenses by flexing labor schedules and supply costs as occupancy declined. Lower move-in volume reduced the amount of fees paid to third-party referral sources, and our operators efficiently managed marketing costs during periods with visitor access restrictions
  Operating expenses associated with COVID-19 were approximately $1.5 million in the second quarter 2020, or 3% of total expenses. These expenses were below our initial expectations as a result of lower costs related to in-room meal delivery supplies and temporary labor

NOI & AFFO

	1Q 2020	2Q 2020	1H 2020
Total Same Store Cash NOI YoY	0.1%	(3.1%)	(1.6%)
AFFO Per Share	$0.17	$0.19	$0.36

  In the second quarter 2020, total same store cash NOI decreased by 3.1% versus the second quarter 2019. Our operators were effective in implementing expense reductions, and we saw an improvement in occupancy trends as the quarter progressed
  AFFO for the second quarter 2020 was $0.19 per share, an increase of $0.02 per share versus the first quarter 2020. The sequential increase was mainly due to interest expense savings driven by the steep decline in LIBOR and G&A reductions
  In the first half 2020, total same store cash NOI decreased by 1.6% versus first half 2019 and AFFO per share was $0.36. Results were driven by the total same store cash NOI decrease in the second quarter 2020 offset by interest expense savings from the LIBOR decline
  As of June 30, 2020, 48% of the Company’s debt is floating rate debt and subject to fluctuations in LIBOR. Average one-month LIBOR declined from 165bps in the first quarter 2020 to 50bps in the second quarter 2020, reducing our interest expense by $2 million. As of August 5, 2020, the one-month LIBOR spot rate is 15bps, which we expect will further reduce the Company’s interest expense in the third and fourth quarters of 2020 and which will continue to offset some of the same store cash NOI decline resulting from the COVID-19 pandemic

FULL YEAR 2020 EXPECTATIONS

Based on the Company’s financial results for the first half of the year, as well as the observations and trends discussed above in “COVID-19 Impact on the Company,” New Senior is providing full year 2020 expectations for total same store cash NOI and AFFO per share as follows:

	Full Year 2020 Expectations
	Low		High
Total Same Store Cash NOI YoY (Includes NNN Lease)	(7.5%)	-	(4.5%)
AFFO Per Share	$0.67	-	$0.71

The estimates above are based on a number of assumptions that are subject to change and many of which are outside of the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results. A reconciliation of the Company’s expectations to its projected GAAP measures is included in this press release.

LIQUIDITY & CAPITAL STRUCTURE

  The Company has taken, and continues to take, actions to enhance and preserve liquidity in response to COVID-19
    Shortly after the onset of the pandemic in March 2020, and purely as a precaution, the Company drew $100 million on its revolving credit facility. The Company repaid $40 million in the quarter and had $102.3 million of cash and cash equivalents as of the end of the second quarter 2020
    The Company suspended all discretionary capital expenditure projects in the second quarter 2020, which significantly reduced capital expenditure spend. The Company expects to begin investing in discretionary capital expenditure projects in the third quarter 2020 where such projects can be completed safely.
    As a result of several initiatives completed in 2019 and 2020, as well as the actions listed above, the Company has materially improved its free cash flow profile and has limited near-term debt maturities

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, including more information regarding the COVID-19 pandemic and its impact on our business, please refer to the Company Presentation and to the Quarterly Supplement, each of which is posted in the Investor Relations section of New Senior’s website, www.newseniorinv.com.

EARNINGS CONFERENCE CALL

Management will host a conference call on August 7, 2020 at 9:00 A.M. Eastern Time. The conference call may be accessed by dialing (888) 317-6003 (from within the U.S.) or (412) 317-6061 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please use entry number “9152288”. A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newseniorinv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through September 7, 2020 by dialing (877) 344-7529 (from within the U.S.) or (412) 317-0088 (from outside the U.S.); please use access code “10146648.”

ABOUT NEW SENIOR

New Senior Investment Group Inc. (NYSE: SNR) is a publicly-traded real estate investment trust with a diversified portfolio of senior housing properties located across the United States. New Senior is one of the largest owners of senior housing properties, with 103 properties across 36 states. More information about New Senior can be found at www.newseniorinv.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding expectations with respect to the potential range of 2020 financial results, the expected impact of the COVID-19 pandemic on our business, liquidity, properties, operators and the health systems and populations that we serve; the cost and effectiveness of measures we have taken to respond to the COVID-19 pandemic, including health and safety protocols and system capacity enhancements that are intended to limit the transmission of COVID-19 at our properties; and our expected occupancy rates and operating expenses. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to the continuing impact of COVID-19 on our operations and the operation of our facilities, including ongoing cases at certain of our facilities, the speed, geographic reach and duration of the COVID-19 pandemic; the legal, regulatory and administrative developments that occur at the federal, state and local levels; the efficacy of our operators’ infectious disease protocols and prevention efforts; the broader impact of the pandemic on local economies and labor markets; and the overall demand for our communities in the recovery period following the pandemic, our ability to successfully manage the asset management by third parties, and market conditions generally which affect demand and supply for senior housing. We believe that the adverse impact that COVID-19 will have on the future operations and financial results at our communities will depend upon many factors, most of which are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of these and other risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports filed with the Securities and Exchange Commission, which are available on the Company’s website (www.newseniorinv.com). New risks and uncertainties emerge from time to time, and it is not possible for us to predict or assess the impact of every factor that may cause our results to differ materially from those anticipated by any forward-looking statements. Forward-looking statements contained herein, and all statements made in this press release, speak only as of the date of this press release, and the Company expressly disclaims any duty or obligation to release publicly any updates or revisions to any statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Consolidated Balance Sheets
(dollars in thousands, except share data)

	June 30, 2020	December 31, 2019
	(Unaudited)
Assets
Real estate investments:
Land	$134,643	$134,643
Buildings, improvements and other	1,973,699	1,970,036
Accumulated depreciation	(385,667)	(351,555)
Net real estate property	1,722,675	1,753,124
Acquired lease and other intangible assets	7,642	7,642
Accumulated amortization	(2,416)	(2,238)
Net real estate intangibles	5,226	5,404
Net real estate investments	1,727,901	1,758,528

Assets from discontinued operations	-	363,489
Cash and cash equivalents	102,325	39,614
Receivables and other assets, net	31,508	33,078
Total Assets	$1,861,734	$2,194,709

Liabilities, Redeemable Preferred Stock and Equity
Liabilities
Debt, net	$1,546,764	$1,590,632
Liabilities from discontinued operations	-	267,856
Accrued expenses and other liabilities	57,823	59,320
Total Liabilities	1,604,587	1,917,808

Redeemable preferred stock, $0.01 par value with $100 liquidation preference, 400,000 shares authorized, issued and outstanding as of June 30, 2020 and December 31, 2019	40,500	40,506

Equity
Preferred stock, $0.01 par value, 99,600,000 shares (excluding 400,000 shares of redeemable preferred stock) authorized, none issued or outstanding as of June 30, 2020 and December 31, 2019	—	—
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 83,023,396 and 82,964,438 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	830	830
Additional paid-in capital	904,135	901,889
Accumulated deficit	(674,626)	(660,588)
Accumulated other comprehensive loss	(13,692)	(5,736)
Total Equity	216,647	236,395

Total Liabilities, Redeemable Preferred Stock and Equity	$1,861,734	$2,194,709

Consolidated Statements of Operations
(dollars in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(unaudited)		(unaudited)
Revenues
Resident fees and services	$82,951	$84,821	$167,958	$170,570
Rental revenue	1,582	1,583	3,165	3,165
Total revenues	84,533	86,404	171,123	173,735

Expenses
Property operating expense	48,760	50,693	99,825	103,632
Interest expense	15,281	19,570	32,500	39,420
Depreciation and amortization	16,782	16,987	34,318	33,981
General and administrative expense	5,894	5,359	11,740	10,337
Acquisition, transaction and integration expense	19	174	152	666
Loss on extinguishment of debt	-	335	5,884	335
Other expense	433	62	328	1,377
Total expenses	87,169	93,180	184,747	189,748
Loss on sale of real estate	-	(122)	-	(122)
Loss before income taxes	(2,636)	(6,898)	(13,624)	(16,135)
Income tax expense	22	37	82	73
Loss from continuing operations	(2,658)	(6,935)	(13,706)	(16,208)
Discontinued Operations:
Gain on sale of real estate	-	-	19,992	-
Loss from discontinued operations	-	(2,651)	(3,107)	(4,571)
Discontinued operations, net	-	(2,651)	16,885	(4,571)
Net income (loss)	(2,658)	(9,586)	3,179	(20,779)
Deemed dividend on redeemable preferred stock	(599)	(599)	(1,197)	(1,197)
Net income (loss) attributable to common stockholders	($3,257)	($10,185)	$1,982	($21,976)

Basic earnings per common share: (A)
Loss from continuing operations attributable to common stockholders	($0.04)	($0.09)	($0.18)	($0.21)
Discontinued operations, net	0.00	(0.03)	0.20	(0.06)
Net income (loss) attributable to common stockholders	(0.04)	(0.12)	0.02	(0.27)

Diluted earnings per common share:
Loss from continuing operations attributable to common stockholders	($0.04)	($0.09)	($0.18)	($0.21)
Discontinued operations, net	0.00	(0.03)	0.20	(0.06)
Net income (loss) attributable to common stockholders	(0.04)	(0.12)	0.02	(0.27)

Weighted average number of shares of common stock outstanding
Basic	82,459,741	82,209,844	82,423,182	82,206,475
Diluted (B)	82,459,741	82,209,844	82,423,182	82,206,475

Dividends declared per share of common stock	$0.07	$0.13	$0.20	$0.26
(A) Basic earnings per common share (“EPS”) is calculated by dividing net income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding. The outstanding shares used to calculate the weighted average basic shares exclude 454,921 and 916,415 restricted stock awards, net of forfeitures, as of June 30, 2020 and 2019 respectively, as those shares were issued but were not vested and therefore, not considered outstanding for purposes of computing basic EPS. Diluted EPS is computed by dividing net income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding plus the additional dilutive effect, if any, of common stock equivalents during each period.

(B) Dilutive share equivalents and options were excluded for the three and six months ended June 30, 2020 and 2019 as their inclusion would have been anti-dilutive given our loss position.

Reconciliation of NOI to Net Income
(dollars in thousands)

For the Quarter Ended
June 30, 2020
Total revenues	$84,533
Property operating expense	(48,760)
NOI	35,773

Interest expense	(15,281)
Depreciation and amortization	(16,782)
General and administrative expense	(5,894)
Acquisition, transaction and integration expense	(19)
Other expense	(433)
Income tax expense	(22)
Loss from continuing operations	(2,658)
Net income (loss)	(2,658)
Deemed dividend on redeemable preferred stock	(599)
Net income attributable to common stockholders	$(3,257)
Reconciliation of Net Income to FFO, Normalized FFO, AFFO and Normalized FAD (unaudited)
(dollars and shares in thousands, except per share data)

For the Quarter Ended
June 30, 2020
Net income attributable to common stockholders	$(3,257)
Adjustments:
Gain on sale of real estate	-
Depreciation and amortization	16,782
FFO	$13,525
FFO per basic and diluted share	$0.16
Acquisition, transaction and integration expense	19
Loss on extinguishment of debt	-
Compensation expense related to transition awards	295
Other income(1)	461
Normalized FFO	$14,300
Normalized FFO per basic and diluted share	$0.17
Straight-line rent	(108)
Amortization of deferred financing costs	872
Amortization of deferred community fees and other(2)	(432)
Amortization of equity-based compensation	1,428
AFFO	$16,060
AFFO per basic and diluted share	$0.19
Routine capital expenditures	(788)
Normalized FAD	$15,272
Normalized FAD per basic share	$0.19
Normalized FAD per diluted share	$0.18

Weighted average basic shares outstanding	82,460
Weighted average diluted shares outstanding	82,752
1) Primarily includes insurance recoveries and casualty related charges.
2) Includes amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

Reconciliation of Year-over-Year Cash NOI (unaudited)
(dollars in thousands)

	2Q 2020			2Q 2019
	Managed Properties	Other Properties		Managed Properties	Other Properties
	IL Properties		Total	IL Properties		Total
Same Store Cash NOI (excluding COVID-19 related expenses)	$35,228	$1,477	$36,704	$34,936	$1,437	$36,373
COVID-19 related expenses	(1,470)	-	(1,470)	-	-	-
Same Store Cash NOI	33,758	1,477	35,234	34,936	1,437	36,373
Non-Same Store Cash NOI	-	-	-	-	(378)	(378)
Straight-line rental revenue	-	108	108	-	147	147
Amortization of deferred community fees and other(1)	434	(2)	432	(472)	40	(433)
Segment / Total NOI	$34,191	$1,582	$35,773	$34,464	$1,247	$35,711

Interest expense			(15,281)			(19,570)
Depreciation and amortization			(16,782)			(16,987)
General and administrative expense			(5,894)			(5,359)
Acquisition, transaction & integration expense			(19)			(174)
Loss on extinguishment of debt			—			(335)
Other income (expense)			(433)			(62)
Income tax expense			(22)			(37)
Loss on sale of real estate			—			(122)
Loss from continuing operations			(2,658)			(6,935)
Loss from discontinued operations			—			(2,651)
Discontinued operations, net			—			(2,651)
Net income (loss)			(2,658)			(9,586)
Deemed dividend on redeemable preferred stock			(599)			(599)
Net income (loss) attributable to common stockholders			($3,257)			($10,185)

(1) Consists of amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

Reconciliation of Quarter-over-Quarter Cash NOI (unaudited)
(dollars in thousands)

	2Q 2020			1Q 2020
	Managed	Other Properties		Managed Properties	Other Properties
	IL Properties		Total	IL Properties		Total
Same Store Cash NOI (excluding COVID-19 related expenses)	$35,228	$1,450	$36,678	$34,138	$1,450	$35,588
COVID-19 related expenses	(501)	-	(501)	(501)	-	(501)
Same Store Cash NOI	33,637	1,450	35,087	33,637	1,450	35,087
Straight-line rental revenue	-	108	108	-	134	134
Amortization of deferred community fees and other(1)	434	(2)	432	305	(2)	303
Segment / Total NOI	$34,191	$1,582	$35,773	$33,942	$1,583	$35,525

Interest expense			(15,281)			(17,219)
Depreciation and amortization			(16,782)			(17,536)
General and administrative expense			(5,894)			(5,846)
Acquisition, transaction & integration expense			(19)			(133)
Loss on extinguishment of debt			—			(5,884)
Other income (expense)			(433)			105
Income tax expense			(22)			(60)
Loss from continuing operations			(2,658)			(11,048)
Gain on sale of real estate			—			19,992
Loss (income) from discontinued operations			—			(3,107)
Discontinued operations, net			—			16,885
Net income (loss)			(2,658)			5,837
Deemed dividend on redeemable preferred stock			(599)			(598)
Net income (loss) attributable to common stockholders			($3,257)			$5,239

(1) Consists of amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

Interest Expense Reconciliation
(dollars in thousands)

	2Q 2020	1Q 2020
Interest expense	$ 15,281	$ 17,219
Amortization of deferred financing costs	(872)	(906)
Interest expense for discontinued operations	-	1,361
Cash interest expense	$ 14,409	$ 17,674
2020 Expectations Reconciliation
Reconciliation of Net Loss to FFO, Normalized FFO and AFFO (unaudited)

	Full Year 2020 Guidance
	Per Share
	Low		High
Net loss attributable to common stockholders	$(0.11)	-	$(0.07)
Gain on sale of assets	(0.24)	-	(0.24)
Depreciation & amortization	0.79	-	0.79
FFO	$0.44	-	$0.48

Compensation expense related to transition awards	0.02	-	0.02
Loss on extinguishment of debt	0.11	-	0.11
Acquisition, transaction & integration expense	0.02	-	0.02
Normalized FFO	$0.59	-	$0.63

Amortization of deferred financing costs	0.04	-	0.04
Amortization of deferred community fees & other	(0.02)	-	(0.02)
Amortization of equity-based compensation	0.06	-	0.06
AFFO	$0.67	-	$0.71

NON-GAAP FINANCIAL MEASURES

The tables above set forth reconciliations of non-GAAP measures to net income (loss), which is the most directly comparable GAAP financial measure.

A non-GAAP financial measure is a measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are not excluded from or included in the most comparable GAAP measure. We consider certain non-GAAP financial measures to be useful supplemental measures of our operating performance. GAAP accounting for real estate assets assumes that the value of real estate assets diminishes predictably over time, even though real estate values historically have risen or fallen with market conditions. As a result, many industry investors look to non-GAAP financial measures for supplemental information about real estate companies.

You should not consider non-GAAP measures as alternatives to GAAP net (loss) income, which is an indicator of our financial performance, or as alternatives to GAAP cash flow from operating activities, which is a liquidity measure, nor are non-GAAP measures necessarily indicative of our ability to satisfy our funding requirements. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP measures in conjunction with GAAP net (loss) income as presented in our Consolidated Financial Statements and other financial data included elsewhere in this press release. Moreover, the comparability of non-GAAP financial measures across companies may be limited as a result of differences in the manner in which real estate companies calculate such measures, the capital structure of such companies or other factors.

Below is a description of the non-GAAP financial measures presented herein.

NOI, Cash NOI and Cash Interest Expense

The Company evaluates the performance of each of its three business segments based on NOI. The Company defines NOI as total revenues less property-level operating expenses, which include property management fees and travel cost reimbursements. The sum of the NOI for each segment is total NOI, which the Company uses to evaluate the aggregate performance of its segments. The Company defines Cash NOI as NOI excluding the effects of straight-line rent, amortization of above / below market lease intangibles and amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives. We believe that NOI and Cash NOI serve as useful supplemental measures to net income because they allow investors, analysts and management to measure unlevered property-level operating results and to compare our operating results between periods and to the operating results of other real estate companies on a consistent basis.

Same store NOI and same store cash NOI include only properties owned for the entirety of comparable periods. Properties acquired, sold, transitioned to other operators or between segments, or classified as held for sale or discontinued operations during the comparable periods are excluded from the same store amounts. Please see the Company’s most recent quarterly report filed with the Securities and Exchange Commission for more information.

Cash interest expense is defined as interest expense excluding the amortization of deferred financing costs and includes the interest expense on debt repaid upon the sale of the AL/MC portfolio (classified as discontinued operations).

FFO and Other Non-GAAP Measures

We use Funds From Operations ("FFO") and Normalized FFO as supplemental measures of our operating performance. We use the National Association of Real Estate Investment Trusts ("NAREIT") definition of FFO. NAREIT defines FFO as GAAP net income (loss) attributable to common stockholders, which includes loss from discontinued operations, excluding gains (losses) from sales of depreciable real estate assets and impairment charges of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and joint ventures to reflect FFO on the same basis. FFO does not account for debt principal payments and is not intended as a measure of a REIT’s ability to satisfy such payments or any other cash requirements.

Normalized FFO, as defined below, measures the financial performance of our portfolio of assets excluding items that, although incidental to, are not reflective of the day-to-day operating performance of our portfolio of assets. We believe that Normalized FFO is useful because it facilitates the evaluation of our portfolio’s operating performance (i) between periods on a consistent basis and (ii) to the operating performance of other real estate companies. However, comparability may be limited because our calculation of Normalized FFO may differ significantly from that of other companies or because of features of our business that are not present in other companies.

We define Normalized FFO as FFO excluding the following income and expense items, as applicable: (a) acquisition, transaction and integration related expenses; (b) the write off of unamortized discounts, premiums, deferred financing costs, or additional costs, make whole payments and penalties or premiums incurred as the result of early repayment of debt (collectively “Gain (Loss) on extinguishment of debt”); (c) incentive compensation to affiliate recognized as a result of sales of real estate; (d) the remeasurement of deferred tax assets; (e) valuation allowance on deferred tax assets, net; (f) termination fee to the affiliate; (g) gain on lease termination; (h) compensation expense related to transition awards; (i) litigation proceeds; and (j) other items that we believe are not indicative of operating performance, generally reported as “Other expense (income)” in our Consolidated Statements of Operations.

We also use Adjusted FFO (“AFFO”) and Normalized FAD as supplemental measures of our operating performance. We believe AFFO is useful because it facilitates the evaluation of (i) the current economic return on our portfolio of assets between periods on a consistent basis and (ii) our portfolio versus those of other real estate companies that report AFFO. However, comparability may be limited because our calculation of AFFO may differ significantly from that of other companies, or because of features of our business that are not present in other companies.

We define AFFO as Normalized FFO excluding the impact of the following: (a) straight-line rents; (b) amortization of above / below market lease intangibles; (c) amortization of deferred financing costs; (d) amortization of premium or discount on mortgage notes payable; (e) amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives, and (f) amortization of equity-based compensation expense.

We define Normalized FAD as AFFO less routine capital expenditures, which we view as a cost associated with the current economic return. Normalized FAD, which does not reflect debt principal payments and certain other expenses, does not represent cash available for distribution to shareholders. We believe Normalized FAD is useful because it fully reflects the additional economic costs of maintaining the condition of the portfolio.

Contacts

Jane Ryu
(646) 822-3700